Exhibit 5.1

[Sanders Morris Harris Group Letterhead]

February 7, 2007

Sanders Morris Harris Group Inc.

600 Travis, Suite 3100

Houston, Texas 77002

Gentlemen:

I have acted as counsel to Sanders Morris Harris Group Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of an indeterminate number of shares of its common stock, par value $0.01 per share, to be purchased and sold by Sanders Morris Harris Inc., a Texas corporation, wholly-owned subsidiary of the Company, and registered broker-dealer, in market making activities (the “Securities”), as described in the Registration Statement.

In connection with the opinion expressed herein, I have examined the originals or copies, certified or otherwise authenticated to my satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as I have deemed necessary to require as a basis for the opinion hereinafter expressed. I have assumed that (i) all information contained in all documents I reviewed is true, complete, and correct, (ii) all signatures on all documents I reviewed are genuine, (iii) all documents submitted to me as originals are true and complete, (iv) all documents submitted to me as copies are true and complete copies of the originals thereof, (v) each natural person signing any document I reviewed had the legal capacity to do so, and (vi) each natural person signing any document I reviewed in a representative capacity had authority to sign in such capacity.

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is my opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully, paid and nonassessable.

In rendering the opinion expressed herein, I have assumed that no action heretofore taken by the board of directors of the Company in connection with the matters described or referred to herein will be modified, rescinded, or withdrawn after the date hereof.

I express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom.

I hereby consent to the reference to me in the Prospectus in the Registration Statement under the caption “Legal Matters” as the attorney who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to my being an expert as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ JOHN T. UNGER
JOHN T. UNGER, SENIOR VICE PRESIDENT AND GENERAL COUNSEL